Exhibit 3.25

LIMITED LIABILITY COMPANY AGREEMENT OF ATWOOD OCEANICS MANAGEMENT, LLC (a Delaware limited liability company) This LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of ATWOOD OCEANICS MANAGEMENT, LLC, a Delaware limited liability company (the "Company"), is entered into effective as of December 30, 2019 (the "Effective Date"), by ATWOOD OCEANICS, INC., as the sole member, pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.). as amended from time to time (the "Act"). RECITALS: A. The Company was incorporated as a Delaware corporation on September 17, 2002 and converted to a Delaware limited liability company on December 30, 2019; B. The sole member of the Company is ATWOOD OCEANICS, INC. (the "Member"); C. The Member desires to provide for the governance of the Company's affairs and the conduct of its business, all on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows: 1. Name: Formation The name of the limited liability company is ATWOOD OCEAN I CS MANAGEMENT, LLC (the "Company"). The Company was formed as a Delaware limited liability company upon the filing of a Certificate of Formation with the State of Delaware on December 30, 2019. 2. Purpose The Company may engage in all lawful businesses and activities for which limited liability companies may be organized under the Act. 3. Place of Business: Registered Office and Registered Agent The Company's principal place of business shall be determined from time to time by the Board of Managers (as defined below). The Company's registered office in Delaware shall be at Corporation Trust Center 1209 Orange Street, Wilmington, Delaware 19801, and its registered agent at such address shall be The Corporation Trust Company. The Board of Managers may designate another registered office or registered agent at any time and from time to time by filing the address of the new registered office and/or the name of the new registered agent with the State of Delaware, and paying any fees required under the Act. 1.1 Atwood Oceanics Management, LLC - LLC Agreement DM_US 164359953-1.091103.0016

4. Member The name, business, residence or mailing address, and membership interest in the Company of the Member is as follows: Name Interest Address ATWOOD OCEANICS, INC. 100% c/o The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 5. Management; Powers The Company shall be managed by a Board of Managers (the "Board of Managers" or "Board"), which shall have all powers, authority, and discretion conferred upon "managers" under the Act, and, without limitation, shall have complete authority and discretion to manage the operations and affairs of the Company. The Board shall initially consist of three managers (each, a "Manager"). The number of Managers may be fixed from time to time, any Manager may be removed as a Manager at any time and for any or no reason, and additional or replacement Managers may be named to the Board of Managers at any time, in each case at the sole discretion of the Member. A Manager may resign at any time by giving written notice to the Board or, if any, the President, Chief Executive Officer or Secretary of the Company. Such resignation shall be effective upon receipt, unless specified to be effective at some other time, and the acceptance of such resignation shall not be necessary to make it effective. Any Manager may act for or on behalf of the Board. The initial Managers and their business, residence or mailing address are as follows: Name Kurt Basler Christopher M. Johnston Jason Morganelli 6. Officers 0 Houston, Texas 77057 Houston, Texas 77057 The Board may, from time to time, appoint one or more individuals to be officers of the Company ("Officer"). No Officer need be a resident of the State of Delaware, a Member or a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to such officer. The Board may assign titles to particular officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any limitations or specific delegation of authority and duties made to such officer by the Board. Each Officer shall hold office until his or her successor shall be duly designated and 1.1 Atwood Oceanics Management, LLC - LLC Agreement DM_US 164359953-1.091103.0016 2

shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Board. Any Officer may resign by delivering a written resignation or email resignation to the Board or, if any, the President, Chief Executive Officer or Secretary of the Company. Any resignation shall be effective upon receipt unless specified to be effective at some other time, and the acceptance of such resignation shall not be necessary to make it effective. Subject to applicable employment agreements, the Board may remove any Officer from office at any time for any or no reason and terminate or modify the authority of any Officer. All instruments, contracts, agreements and documents executed on behalf of the Company shall be executed in the name of the Company by a Manager, the President, Chief Executive Officer, Vice President, or such other Officer as the Board shall designate. 7. Reliance by Third Parties Any person or entity dealing with the Company or the Board may rely upon a certificate signed by the Board as to: (a) the identity of the Board or any member thereof or any Officer; (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Board or in any other manner germane to the affairs of the Company; (c) the persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company. 8. Dissolution The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, or (b) upon the entry of a decree of judicial dissolution under the Act. 9. Capital Contributions The Member's capital contributions to the Company as of the date hereof are reflected on the books and records of the Company. 10. Additional Contributions The Member is not required to make any additional capital contributions to the Company. 1.1 Atwood Oceanics Management, LLC - LLC Agreement DM_US 164359953-1.091103.0016 3

11. Allocation of Profits and Losses The Company's profits and losses shall be allocated 100% to the Member. 12. Distributions Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Such distributions shall be made 100% to the Member. 13. Admission of Additional Members One (1) or more additional members of the Company may be admitted to the Company with the consent of the Member, subject to the execution by all members of the Company of an amended and restated operating agreement of the Company that provides for multiple members and such other provisions concerning the Company as agreed to by all such members. 14. Liability of the Managers. Officers and Member: Exculpation: Indemnification. (a) Except as otherwise expressly provided in this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Manager, Officer or Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Manager or Officer or Member. (b) No Manager or Officer shall be liable to the Company or any Member for any loss, damage, claim, liability, demand, action, suit, proceeding or right of action incurred by reason of any act or omission performed or omitted by such Manager or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Manager of Officer by this Agreement or the Board. (c) To the fullest extent permitted by applicable law, each Manager and Officer (each, a "Covered Person") shall be entitled to indemnification from the Company for any loss, damage, claim, liability, demand, action, suit, proceeding or right of action (collectively, "Damages") incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person provided, that: (i) any such action or omission was undertaken or omitted in good faith on behalf of the Company and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, (ii) any such action or omission was reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, and (iii) with respect to any criminal action or proceeding, such Covered Person had no reasonable cause to believe his or her action or omission was unlawful, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim or other Damages incurred by such Covered Person by reason of such Covered Person's fraud, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 14(c) shall be provided out of and to the extent of Company assets only. 1.1 Atwood Oceanics Management, LLC - LLC Agreement DM_US 164359953-1.091103.0016 4

15. No Management Powers by the Member Except as expressly set forth herein, the Member shall have no voice or participation in the management of the Company business, and no power to bind the Company or to act on behalf of the Company in any manner whatsoever. 16. Amendments Amendments to this Agreement may be made only by a written instrument executed by the Member. 17. Severability If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. 18. Governing Law This Agreement shall be governed by, and construed, interpreted, and enforced in accordance with, the laws of the State of Delaware (without giving effect to principles of conflicts of laws of the State of Delaware or any other state). 19. Recitals The Recitals hereto are a material part hereof and are incorporated herein by this reference. [Signature on Following Page] 1.1 Atwood Oceanics Management, LLC - LLC Agreement DM_US 164359953-1.091103.0016 5

IN WITNESS WHEREOF, the sole Member has executed this Limited Liability Company Agreement effective as of the Effective Date. MEMBER: 1.1 Atwood Oceanics Management, LLC- LLC Agreement OM_US 164359953-1.091103.0016 ATWOOD OCEANICS, INC. By: Christopher M. Johnston Its: President